                                                                EXHIBIT 7

           SEVEN-UP/RC BOTTLING COMPANY OF SOUTHERN CALIFORNIA, INC.


                            February 4, 1997



[NAME OF OPTIONEE]
c/o Seven-Up/RC Bottling Company of Southern California, Inc.
3220 East 26th Street
Vernon, CA  90023

        Re: Seven-Up/RC Bottling Company of Southern California, Inc. (the "Company") Grant of Nonqualified Stock Option
             --------------------------------------------------------------

Dear [NAME OF OPTIONEE]:

          The Company is pleased to advise you that its Board of Directors has granted to you a stock option (an "Option"), as provided below, under the 1996-
                                   ------
1997 Stock Option Plan (the "Plan"), a copy of which is attached hereto and the
                             ----
terms and conditions of which are incorporated herein by reference.

     1.   Definitions.  For the purposes of this Agreement, the following terms
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shall have the meanings set forth below:

          "Board" shall mean the Board of Directors of the Company.
           -----

          "Cause" shall mean (i) your theft or embezzlement, or attempted theft
           -----
or embezzlement, of money or property of the Company, your perpetration or attempted perpetration of fraud, or your participation in a fraud or attempted fraud, on the Company or your unauthorized appropriation of, or your attempt to misappropriate, any tangible or intangible assets or property of the Company,
(ii) any act or acts of disloyalty, misconduct, or moral turpitude by you injurious to the interest, property, operations, business, or reputation of the Company, or your conviction of a crime the commission of which results in injury to the Company, or (iii) your failure or inability (other than by reason of your Disability) to carry out effectively your duties and obligations to the Company or to participate effectively and actively in the management of the Company, as determined in the reasonable judgment of the Board.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and
           ----
any successor statute.

          "Committee" shall mean the Compensation Committee of the Board.  The
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membership of the Compensation Committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 under the Exchange Act and Section 162(m) of the Code.

          "Common Stock" shall mean the Company's Common Stock, par value $.01
           ------------
per share, or, in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

          "Disability" shall mean your inability, due to illness, accident,
           ----------
injury, physical or mental incapacity or other disability, to carry out effectively your duties and obligations to the Company or to participate effectively and actively in the management of the Company for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Fair Market Value" of a share of Common Stock means, as of the date
           -----------------
in question, the officially-quoted closing selling price of such share (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including, for this purpose, any over-the-counter market) (the "Market") for the immediately preceding
                                   ------
trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Committee or, in the absence of the Committee, by the Board.

          "Option Shares" shall mean (i) all shares of Common Stock issued or
           -------------
issuable upon the exercise of the Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation, or recapitalization or other reorganization affecting the Common Stock. Option Shares shall continue to be Option Shares in the hands of any holder other than you (except for the Company), and each such transferee thereof shall succeed to the rights and obligations of a holder of Option Shares hereunder.

          "Securities Act" shall mean the Securities Act of 1933, as amended,
           --------------
and any successor statute.

     2.   Option.
          ------

          (a) Terms.  Your Option is for the purchase of up to [_____] shares of
              -----
Common Stock (the "Option Shares") at a price per share of $8.00 (the "Exercise
                   -------------                                       --------
Price"), payable upon exercise as set forth in paragraph 2(b) below.  Your
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Option shall expire at the close of business on the tenth anniversary of the date hereof (the "Expiration Date"). Your Option is not intended to be an
                  ---------------
"incentive stock option" within the meaning of Section 422A of the Code.

          (b)  Payment of Option Price.
               -----------------------

          (i) Your Option may be exercised in whole or in part by written notice to the Company (to the attention of the Company's Secretary) accompanied by payment in full of an amount (the "Option Price") equal to the product of (A)
                                   ------------
the Exercise Price and (B) the number of Option Shares to be acquired.

          (ii) Payment of the Option Price shall be made (A) in cash (including check, bank draft or money order), (B) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the Option Price, (C) by simultaneous sale through a broker reasonably acceptable to the Committee of Option Shares acquired on exercise of your Option, as permitted under Regulation T of the Federal Reserve Board, (D) by authorizing the Company to withhold from issuing to you a number of Option Shares which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise of your Option, is equal to the Option Price, or (E) by any combination of the foregoing. Options may also be exercised upon payment of the Option Price by delivering your promissory note to the Company, but only to the extent specifically approved by and in accordance with the policies of the Committee.

          (iii) In the event that you elect to pay the Option Price pursuant to the provisions of paragraph 2(b)(ii)(B) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment thereof, (B) you must present evidence acceptable to the Company that you have owned any such shares of Common Stock tendered in payment of the Option Price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise of your Option, and (C) you must deliver Common Stock to the Company. Delivery for this purpose may, at your election, be made either by
(A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the Option Price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to your broker to transfer, by book entry, such shares of Common Stock from your brokerage account to a brokerage account specified by the Company. When payment of the Option Price is made by delivery of shares of Common Stock, the difference, if any, between the Option Price and the Fair Market Value of the share(s) of Common Stock tendered in payment thereof (plus any applicable taxes) shall be paid in cash. You may not tender shares of Common Stock having a Fair Market Value exceeding the Option Price.

          (iv) In the event that you elect to pay the Option Price pursuant to the provisions of paragraph 2(b)(ii)(D) above, (A) only a whole number of Option Shares (and not fractional Option Shares) may be withheld in payment thereof and
(B) you must present evidence acceptable to the Company that you have owned a number of shares of Common Stock at least equal to the number of Option Shares to be withheld in payment of the Option Price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise of your Option. When payment of the Option Price is made by the Company's withholding Option Shares, the difference, if any, between the Option Price and the Fair Market Value of the Option Shares withheld in payment thereof (plus any applicable taxes) shall be paid in cash. You may not authorize the Company to withhold Option Shares having a Fair Market Value exceeding the Option Price. Any withheld Option Shares shall no longer be issuable under such Option.

     3.   Expiration of Option.  In no event shall any part of your Option be
          --------------------
exercisable after the Expiration Date set forth in paragraph 2(a) above.

     4.   Procedure for Exercise.  You may exercise all or any portion of your
          ----------------------
Option at any time and from time to time prior to its expiration, by delivering written notice to the Company (to the attention of the Company's Secretary) and your written acknowledgment that you have read and have been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to you regarding the Company, together with payment of the Option Price in accordance with the provisions of paragraph 2(b) above. As a condition to any exercise of your Option, you shall permit the Company to deliver to you all financial and other information regarding the Company it believes necessary to enable you to make an informed investment decision, and you shall make all customary investment representations which the Company requires.

     5.   Securities Laws Restrictions and Other Restrictions on Transfer of
          ------------------------------------------------------------------
Option Shares.  You represent that when you exercise your Option you shall be
-------------
purchasing Option Shares for your own
account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell, or otherwise dispose of any Option Shares unless your offer, sale, or other disposition thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company's counsel, such offer, sale, or other disposition is exempt from registration or qualification thereunder. You agree that you shall not offer, sell or otherwise dispose of any Option Shares in any manner that would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law. You further understand that the certificates for any Option Shares you purchase shall bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations, or laws.

     6.   Non-Transferability of Option.  Your Option is personal to you and is
          -----------------------------
not transferable by you other than by will or the laws of descent and distribution. During your lifetime only you (or your guardian or legal representative) may exercise your Option. In the event of your death, your Option may be exercised only (i) by the executor or administrator of your estate or the person or persons to whom your rights under the Option shall pass by will or the laws of descent and distribution and (ii) to the extent that you were entitled hereunder at the date of your death.

     7.   Conformity with Plan.  Your Option is intended to conform in all
          --------------------
respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this Option and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Option, you acknowledge your receipt of this Option and the Plan and agree to be bound by all of the terms of this Option and the Plan.

     8.   Rights of Participants.  Nothing in this Option shall interfere with
          ----------------------
or limit in any way the right of the Company to terminate your employment at any time (with or without Cause), nor confer upon you any right to continue in the employ of the Company for any period of time or to continue your present (or any other) rate of compensation, and in the event of your termination of employment (including, but not limited to, termination by the Company without Cause) any portion of your Option that was not previously vested and exercisable shall be forfeited. Nothing in this Agreement shall confer upon you any right to be selected again as a Plan participant, and nothing in the Plan or this Agreement shall provide for any adjustment to the number of Option Shares subject to your Option upon the occurrence of subsequent events except as provided in paragraph 10 below.

     9.   Withholding of Taxes.  The Company shall be entitled, if necessary or
          --------------------
desirable, to withhold from you from any amounts due and payable by the Company to you (or secure payment from you in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Option Shares issuable under this Plan, and the Company may defer such issuance unless indemnified by you to its satisfaction.

     10.  Adjustments.  In the event of a reorganization, recapitalization,
          -----------
stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board or the Committee may, in order to prevent the dilution or enlargement of rights under your Option, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by your Option and the Exercise Price specified herein as may be determined to be appropriate and equitable.

     11.  Additional Restrictions on Transfer.
          -----------------------------------

          (a) Restrictive Legend.  The certificates representing the Option
              ------------------
Shares shall bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON ________, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER."

          (b) Opinion of Counsel.  You may not sell, transfer, or dispose of any
              ------------------
Option Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer.

     12.  Remedies.  The parties hereto shall be entitled to enforce their
          --------
rights under this Option specifically, to recover damages by reason of any breach of any provision of this Option and to exercise all other rights existing in their favor. The parties hereto acknowledge and agree that money damages would not be an adequate remedy for any breach of the provisions of this Option and that any party hereto may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     13.  Amendment.  Except as otherwise provided herein, any provision of this
          ---------
Agreement may be amended or waived only with the prior written consent of you and the Company.

     14.  Successors and Assigns.  Except as otherwise expressly provided
          ----------------------
herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

     15.  Severability.  Whenever possible, each provision of this Option shall
          ------------
be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Option is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Option.

     16.  Counterparts.  This Option may be executed simultaneously in two or
          ------------
more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Option.

     17.  Descriptive Headings.  The descriptive headings of this Option are
          --------------------
inserted for convenience only and do not constitute a part of this Option.

     18.  Governing Law.  The corporate law of Delaware shall govern all
          -------------
questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Option shall be governed by the internal law, and not the law of conflicts, of New York.

     19.  Notices.  All notices, demands or other communications to be given or
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delivered under or by reason of the provisions of this Option shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to you and to the Company at the addresses indicated below:

(a)  If to the Optionee:

               [NAME OF OPTIONEE]
               c/o Seven-Up/RC Bottling Company of Southern California, Inc. 3220 East 26th Street
               Vernon, CA  90023

(b)  If to the Company:

               Seven-Up/RC Bottling Company of Southern California, Inc. 3220 East 26th Street
               Vernon, CA  90023
               Attention:  Louis Janicich

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     20.  Entire Option.  This Option constitutes the entire understanding
          -------------
between you and the Company, and supersedes all other Options, whether written or oral, with respect to the acquisition by you of Common Stock of the Company.



                              *     *     *     *

          Please execute this Option in the space on the following page and return it to the Company's Secretary at its executive offices to confirm your understanding and acceptance of the agreements contained in this Option.

                            Very truly yours,

                            Seven-Up/RC Bottling Company of Southern
                              California, Inc.


                            By:  ____________________________________________
                                 Name
                                 Title



Enclosures:    Copy of the Plan

          The undersigned hereby acknowledges having read this Option and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Dated as of:                  OPTIONEE

____________, 1997

                            ___________________________________
                            Name ______________________________


                [Provision for Community Property Jurisdiction]


                                    CONSENT
                                    -------

          The undersigned spouse of ___________hereby acknowledges that I have read the foregoing Option and that I understand its contents. I am aware that the provides for the repurchase of my spouse's shares of Common Stock under certain circumstances and imposes other restrictions on the transfer of such Common Stock. I agree that my spouse's interest in the Common Stock is subject to the terms and provisions of this Option and any interest I may have in such Common Stock shall be irrevocably bound by this Option and further that my community property interest, if any, shall be similarly bound by this Option.

          I am aware that the legal, financial and other matters contained in this Option are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing this Option that I will waive such right.



                                    ______________________________
                                    [Spouse]



                                    ______________________________
                                    Witness